Exhibit (q)(1)(a)(3)

                     AMENDMENT NO. 6 TO TRUST INSTRUMENT OF
                                 ING FUNDS TRUST

                              NAME CHANGE OF SERIES

     THIS AMENDMENT NO. 6 TO THE TRUST INSTRUMENT OF ING FUNDS TRUST, a Delaware business trust (the "Trust"), dated July 30, 1998 (the "Trust Instrument"), as amended, reflects resolutions adopted by the Board of Trustees on November 22, 2002, with respect to ING Strategic Income Fund, a series of the Trust (the "Fund"), acting pursuant to Section 2.6 and Section 11.8 of the Trust Instrument of the Trust. The resolution serves to change the name of the Fund, effective September 23, 2002.
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                                 ING FUNDS TRUST

                             SECRETARY'S CERTIFICATE

     I, Kimberly A. Anderson, Secretary of ING Funds Trust (the "Trust"), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of the Trust at a meeting held on November 22, 2002, with regard to the name change of one series of the Trust:

     WHEREAS, Article XI, Section 11.8 of the Trust Instrument of the Trust provides that the Trustees may amend the Trust Instrument to change the name of the Trust without shareholder approval, and Article II, Section 2.6 of the Trust Instrument provides that all provisions of the Trust Instrument relating to the Trust shall apply equally to each Series of the Trust, and each class thereof, except as the context otherwise requires.

     NOW, THEREFORE, BE IT RESOLVED, that the name of the "ING Strategic Income Fund" series of the Trust be changed to "ING Strategic Bond Fund" effective September 23, 2002; and

     FURTHER RESOLVED, that all actions by the officers of the Trust to prepare, execute and deliver such instruments as are necessary to effect such name change, including, but not limited to, amending the Trust Instrument or filing such other documents as may be required by the State of Delaware, amending the Trust's Registration Statement, as filed with the U.S. Securities and Exchange Commission, and amending and restating any contracts of the Trust, be, and hereby are, ratified and approved.


                                        /s/ Kimberly A. Anderson
                                        ----------------------------------------
                                        Kimberly A. Anderson
                                        Secretary

Dated: November 22, 2002